SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2012

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01	REGULATION FD DISCLOSURE

In a news release issued on June 11, 2012 we highlighted recent rating actions by A.M. Best. These rating actions include:

 An upward revision of Best’s outlook for the Financial Strength Rating (FSR) of the ProAssurance Group, to “Positive.” The ProAssurance Group consists of ProAssurance Casualty, ProAssurance Indemnity and ProAssurance Specialty.

An upward revision of the FSR outlook for PACO Assurance Company (PACO) to “Stable.”
An affirmation of the “Stable” FSR outlook assigned to the Podiatry Insurance Company of America (PICA) and ProAssurance National Casualty.
Affirmation of the “A” (Excellent) ratings assigned to the ProAssurance Group and to PICA.
Affirmation of the “A-” (Excellent) ratings assigned to ProAssurance National Casualty and PACO
A copy of our news release reporting these actions is included as Exhibit 99.1 to this Current Report on Form 8K.
Best has also upgraed the Issuer Credit Rating (ICR) of ProAssurance Corporation to “bbb+” and upgraded indicative credit ratings under our shelf registration as follows:

Senior unsecured debt to “bbb+”
Subordinated debt to “bbb”
Preferred stock to “bbb-

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News Release issued on June 11, 2012, announcing rating actions taken by A. M. Best.
We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2012
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil Senior Vice-President